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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan, the Sonic Foundry, Inc. Non-Employee Directors Stock Option Plan and the Shareholder Relations Consultant Warrants of our report dated November 6, 1998, with respect to the financial statements of Sonic Foundry, Inc. included in it's Annual Report (Form 10-KSB) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP


Milwaukee, Wisconsin
March 23, 1999


Exhibit 23.2                         20